Calculation of Filing Fee Tables
F-3
Pharvaris N.V.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, Euro 0.12 par value	457(r)	9,562,500	$ 20.00	$ 191,250,000.00	0.0001531	$ 29,280.38
Fees to be Paid	2	Equity	Pre-funded warrants to purchase ordinary shares	457(r)	500,000	$ 20.00	$ 10,000,000.00	0.0001531	$ 1,531.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 201,250,000.00		$ 30,811.38
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 30,811.38
Offering Note
[1]	(a) The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). This "Calculation of Filing Fee" table shall be deemed to update the "Calculation of Filing Fee" table in Pharvaris N.V.'s Registration Statement on Form F-3 (No. 333-278650), in accordance with Rules 456(b) and 457(r) under the Securities Act. (b) Includes 1,312,500 ordinary shares that the underwriters have an option to purchase and 500,000 ordinary shares that are issuable upon the exercise of the pre-funded warrants referenced below.

[2]	(a) The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). This "Calculation of Filing Fee" table shall be deemed to update the "Calculation of Filing Fee" table in Pharvaris N.V.'s Registration Statement on Form F-3 (No. 333-278650), in accordance with Rules 456(b) and 457(r) under the Securities Act. (b) Represents the sum of the offering price of $19.99 per pre-funded warrant and the exercise price of $0.01 per share issuable pursuant to the pre-funded warrants. Pursuant to Securities and Exchange Commission staff interpretation, the entire fee is allocated to the ordinary shares underlying the pre-funded warrants.